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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            ------------------------

                         Date of report: April 28, 2000
                        (Date of earliest event reported)



                       PHILIPS INTERNATIONAL REALTY CORP.
             (Exact name of Registrant as specified in its charter)


                                    Maryland
                 (State or other jurisdiction of incorporation)


          000-23463                                13-3963667
     (Commission File No.)               (I.R.S. Employer Identification No.)


                                417 Fifth Avenue
                            New York, New York 10016
               (Address of principal executive offices; zip code)

                                 (212) 545-1100
              (Registrant's telephone number, including area code)


                                 Not Applicable

          (Former Name or Former Address, if changed Since Last Report)


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 Item 5.       Other Events
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         On April 28, 2000, Philips International Realty Corp., a Maryland
corporation (the "Company"), and certain of its subsidiaries entered into certain agreements relating to the disposition of certain assets and the other transactions disclosed in the press releases of the Company dated April 17, 2000 and April 28, 2000. The Company hereby files as exhibits hereto such agreements and press releases.

Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits
               ---------------------------------------------------------

         (b) Exhibits.

         The Company hereby furnishes the following exhibits:

                   2.1      Plan of Liquidation and Dissolution of the Company.

                  10.1 Purchase and Sale Agreement dated as of April 28, 2000, by and among Munsey Park Associates, LLC, a New York limited liability company, North Shore Triangle, LLC, a New York limited liability company, Philips Yonkers, LLC, a New York limited liability company, Philips Henry, LLC, a New York limited liability company, Philips Shopping Center Fund, L.P., a Delaware limited partnership, and Philips Lake Mary Associates, L.P., a Delaware limited partnership, and Kimco Income Operating Partnership. L.P., a Delaware limited partnership.

                  10.2 Redemption Agreement dated as of April 27, 2000, by and among Philips International Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), and Philip Pilevsky.

                  10.3 Asset Contribution, Purchase and Sale Agreement dated as of April 28, 2000, by and among the Company, the Operating Partnership, Certain Affiliated Parties Signatory Thereto, KIR Acquisition, LLC, a Delaware limited liability company, and Kimco Income Operating Partnership. L.P., a Delaware limited partnership.

                  99.1      Press Release of the Company dated April 17, 2000.

                  99.2      Press Release of the Company dated April 28, 2000.

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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 Dated: May 2, 2000


                                       PHILIPS INTERNATIONAL REALTY CORP.
                                                (Registrant)

                                       By: /s/ Louis J. Petra
                                          -------------------------
                                               Louis J. Petra
                                               President